TriQuint Announces Fourth Quarter and Full Year 2013 Results

HILLSBORO, OREGON (USA) - February 5, 2014 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter and year ended December 31, 2013, including the following highlights:

•	Revenue for the quarter was $267.7 million, up 7% from Q3 2013

•	GAAP gross margin for Q4 2013 was 26.1%, GAAP loss per share was ($0.05)

•	Non-GAAP gross margin as a percent of revenue grew 550 basis points over Q4 2012

•	Achieved record Mobile Devices revenue in the 2nd half, up over 66% from the 1st half

•	Grew premium discrete filter revenue 52% to over $90 million in 2013

•	Key design wins for BAW filters at Samsung, Huawei, ZTE, Yulong and Sony

•	Base Station revenue up 50% in 2013 supporting the TD-LTE build-out in China

•	Announced new GaN solutions, Optical drivers and small cell Base Station amplifiers

•	Released over 190 new products in 2013

•	Authorized increase in share repurchase program from existing balance of $24 million to $75 million

Commenting on the company's financial results, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint's revenue for Q4 was $267.7 million, and non-GAAP earnings per share was $0.16, both above the midpoint of our guidance and well above our results in Q4 of 2012. We expect lower demand from a major customer in Q1 due to short term inventory corrections but the underlying trends remain very positive. We anticipate revenue growth and significant year over year improvement in profitability during 2014. Excluding Q1 we expect non-GAAP gross margins to average 40% and non-GAAP earnings for 2014 to be 5 to 6 times our 2013 results on improved product mix and focused cost reductions.”

Summary Financial Results for the Quarter and Year Ended December 31, 2013:

Revenue for the fourth quarter of 2013 was $267.7 million, up 15% from the fourth quarter of 2012 and up 7% sequentially. Mobile Devices revenue grew 5%, Networks revenue grew 21% and Defense & Aerospace declined 2%, in each case, sequentially. Revenue for 2013 was $892.9 million, up 8% from 2012 due to an increase in Mobile Devices and Defense market revenue.

GAAP
Gross margin for the fourth quarter of 2013 was 26.1%, down from 36.8% in the prior quarter. The decrease was primarily due to charges associated with the reduction in GaAs capacity, of which the majority of the costs were non-cash. Gross margin for the year ended December 31, 2013 was 28.9%, relatively consistent with 2012.

Operating expenses for the fourth quarter of 2013 were $78.5 million, or 29% of revenue, up from $73.4 million in the prior quarter. Operating expenses for 2013 were $298.4 million, up from $274.7 million in 2012. The increases in the fourth quarter and for 2013 were due to higher engineering expenses.

Net loss for the fourth quarter of 2013 was $8.7 million, or $(0.05) per diluted share. Net loss for 2013 was $38.0 million or $(0.24) per diluted share.

Non-GAAP
Gross margin for the fourth quarter of 2013 was 37.2%, down from 38.0% in the prior quarter. Gross margin for 2013 was 33.2%, up from 30.7% for 2012. Higher revenue drove the year-to-year improvement.

Operating expenses for the fourth quarter of 2013 were $71.1 million or 27% of revenue, up $2.5 million from the prior quarter. Operating expenses for 2013 were $277.3 million or 31% of revenue, up from $254.4 million in 2012. The increases in the fourth quarter and for 2013 were due to higher engineering expenses.

Net income for the fourth quarter of 2013 was $26.4 million, or $0.16 per diluted share. Net income for 2013 was $14.5 million, or $0.09 per diluted share.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The company believes first quarter 2014 revenue will be between $170 million and $180 million due to seasonality and a large customer's inventory correction in Mobile Device products. First quarter 2014 non-GAAP net loss is expected to be between $0.11 and $0.13 per share. The company is 94% booked to the midpoint of revenue guidance. Looking at 2014 as a whole, we expect revenue growth in the mid single digits as strong growth in premium filters is partially offset by significant reductions in lower margin amplifiers and non-strategic foundry revenue. Revenue seasonality should be roughly similar to 2013 with about 40% of revenue coming in the first half of the year. Non-GAAP gross margin is expected to grow about 500 basis points from 2013 levels due to these product mix changes and cost reductions in operations. Operating expenses are expected to decline modestly from 2013. We currently believe non-GAAP earnings per share will meet or beat the current analyst consensus of $0.49.

Additional Information Regarding December 31, 2013 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Year Ended
	Q4 2013	Q3 2013	Change vs. Q3 2013	Q4 2012	Change vs. Q4 2012	2013	2012	Change vs. 2012
Revenue	$267.7	$250.8	7%	$233.6	15%	$892.9	$829.2	8%
Gross Profit	$70.0	$92.2	(24)%	$68.5	2%	$257.7	$237.6	8%
Gross Margin %	26.1%	36.8%	(10.7)%	29.3%	(3.2)%	28.9%	28.7%	0.2%
Op (loss)/Inc	$(8.5)	$18.8	(145)%	$(3.6)	(136)%	$(40.7)	$(37.1)	(10)%
Net (loss)/Inc	$(8.7)	$13.6	(164)%	$(3.8)	(129)%	$(38.0)	$(26.2)	(45)%
Diluted (Loss) Earnings per share	$(0.05)	$0.08	$(0.13)	$(0.02)	$(0.03)	$(0.24)	$(0.16)	$(0.08)

NON-GAAP RESULTS A

	Three Months Ended					Year Ended
	Q4 2013	Q3 2013	Change vs. Q3 2013	Q4 2012	Change vs. Q4 2012	2013	2012	Change vs. 2012
Revenue	$267.7	$250.8	7%	$233.6	15%	$892.9	$829.2	8%
Gross Profit	$99.6	$95.2	5%	$74.1	34%	$296.3	$254.9	16%
Gross Margin %	37.2%	38.0%	(0.8)%	31.7%	5.5%	33.2%	30.7%	2.5%
Op Income	$28.4	$26.7	6%	$7.5	279%	$19.0	$0.5	3,700%
Net Inc/ (loss)	$26.4	$26.3	—%	$6.2	326%	$14.5	$(2.2)	759%
Diluted Earnings (Loss) per share	$0.16	$0.16	$—	$0.04	$0.12	$0.09	$(0.01)	$0.10
A
Excludes stock based compensation charges, non-cash tax (benefit) expense, certain charges associated with acquisitions, restructuring and impairment charges and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PST to discuss the results for the quarter as well as our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 30379653. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com/. A replay of the conference call will be available until February 19, 2014.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income, diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income that exclude equity compensation expense, non-cash tax (benefit) expense, restructuring and impairment charges, certain charges associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-cash tax (benefit) expense includes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding underlying trends in TriQuint's market, impact of our improved product mix and cost reductions, TriQuint's anticipated revenues, non-GAAP gross margin and non-GAAP gross margins, net income (loss), net earnings (loss) per share, and other statements under "Outlook". Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint's performance; demand for TriQuint's products; TriQuint's ability to develop new products, improve yields, maintain product pricing, improve product mix and reduce costs; the impact on our costs and customers of product reliability and scrap levels; TriQuint's ability to win customers, increase market share and continue to provide expected levels of inventory to customers; inventory levels in TriQuint's markets and market conditions. Additional considerations and important risk factors are described in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading global provider of innovative RF solutions and foundry services for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Grant Brown Director, Investor Relations TriQuint Semiconductor, Inc Tel: +1.503.615.9413 E-mail: grant.brown@triquint.com	Media Contact: Brandi Frye Sr Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$79,026	$116,653
Investments in marketable securities	—	22,305
Accounts receivable, net	177,114	132,729
Inventories	159,488	138,246
Prepaid expenses	13,617	8,938
Deferred tax assets, net	12,787	12,530
Other current assets	39,960	48,382
Total current assets	481,992	479,783
Property, plant and equipment, net	420,363	448,741
Goodwill	13,519	4,391
Intangible assets, net	23,510	23,163
Deferred tax assets – noncurrent, net	61,554	57,185
Other noncurrent assets, net	32,319	40,415
Total assets	$1,033,257	$1,053,678

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$52,472	$65,388
Accrued payroll	39,743	33,254
Other accrued liabilities	15,893	15,132
Total current liabilities	108,108	113,774
Long-term liabilities:
Long-term income tax liability	2,062	2,809
Cross-licensing liability	11,752	12,818
Other long-term liabilities	16,782	15,878
Total liabilities	138,704	145,279
Stockholders' equity:
Common stock	162	161
Additional paid-in capital	699,903	676,203
Accumulated other comprehensive income (loss)	95	(366)
Retained earnings	194,393	232,401
Total stockholders' equity	894,553	908,399
Total liabilities and stockholders' equity	$1,033,257	$1,053,678

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues	$267,731	$250,836	$233,621	$892,879	$829,174
Cost of goods sold	197,755	158,619	165,165	635,194	591,578
Gross profit	69,976	92,217	68,456	257,685	237,596

Operating expenses:
Research, development and engineering	49,765	47,023	44,453	189,967	160,483
Selling, general and administrative	28,760	26,420	27,569	108,410	106,642
Litigation expense	—	—	—	—	7,547
Total operating expenses	78,525	73,443	72,022	298,377	274,672

Operating (loss) income	(8,549)	18,774	(3,566)	(40,692)	(37,076)

Other (expense) income:
Interest income	23	7	45	107	241
Interest expense	(1,046)	(1,153)	(784)	(4,476)	(2,112)
Recovery of investment	—	—	—	421	6,957
Other, net	(102)	70	(53)	(426)	116
Other (expense) income, net	(1,125)	(1,076)	(792)	(4,374)	5,202

(Loss) income before income tax	(9,674)	17,698	(4,358)	(45,066)	(31,874)

Income tax (benefit) expense	(939)	4,137	(602)	(7,058)	(5,705)
Net (loss) income	$(8,735)	$13,561	$(3,756)	$(38,008)	$(26,169)
	.
Per Share Data
Basic per share net (loss) income	$(0.05)	$0.09	$(0.02)	$(0.24)	$(0.16)
Diluted per share net (loss) income	$(0.05)	$0.08	$(0.02)	$(0.24)	$(0.16)

Weighted-average shares outstanding:
Basic	160,190	157,105	162,083	159,349	164,366
Diluted	160,190	163,917	162,083	159,349	164,366

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Year Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	73.9%	63.2%	70.7%	71.1%	71.3%
Gross profit	26.1%	36.8%	29.3%	28.9%	28.7%

Operating expenses:
Research, development and engineering	18.6%	18.7%	19.0%	21.3%	19.4%
Selling, general and administrative	10.7%	10.6%	11.8%	12.2%	12.9%
Litigation expense	—%	—%	—%	—%	0.9%
Total operating expenses	29.3%	29.3%	30.8%	33.5%	33.2%

Operating (loss) income	(3.2)%	7.5%	(1.5)%	(4.6)%	(4.5)%

Other income (expense):
Interest income	0.0%	0.0%	0.0%	0.0%	0.1%
Interest expense	(0.4)%	(0.5)%	(0.3)%	(0.5)%	(0.2)%
Recovery of investment	—%	—%	—%	0.0%	0.8%
Other, net	0.0%	0.0%	(0.1)%	0.0%	0.0%
Other (expense) income, net	(0.4)%	(0.5)%	(0.4)%	(0.5)%	0.7%

(Loss) income before income tax	(3.6)%	7.0%	(1.9)%	(5.1)%	(3.8)%

Income tax (benefit) expense	(0.3)%	1.6%	(0.3)%	(0.8)%	(0.6)%
Net (loss) income	(3.3)%	5.4%	(1.6)%	(4.3)%	(3.2)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts and percentages)
	Three Months Ended						Year Ended
	December 31, 2013		September 28, 2013		December 31, 2012		December 31, 2013		December 31, 2012
		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$69,976	26.1%	$92,217	36.8%	$68,456	29.3%	$257,685	28.9%	$237,596	28.7%
Adjustment for stock based compensation charges	3,222	1.2%	1,720	0.7%	2,544	1.1%	8,548	1.0%	9,021	1.1%
Adjustment for restructuring and impairment charges	25,283	9.4%	—	—%	—	—%	25,283	2.8%	1,763	0.2%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	2,018	0.9%	—	—%	2,018	0.2%
Adjustment for charges associated with acquisitions	1,103	0.5%	1,272	0.5%	1,126	0.4%	4,785	0.5%	4,531	0.5%
NON-GAAP GROSS PROFIT	$99,584	37.2%	$95,209	38.0%	$74,144	31.7%	$296,301	33.2%	$254,929	30.7%

GAAP OPERATING EXPENSES	$78,525	29.3%	$73,443	29.3%	$72,022	30.8%	$298,377	33.4%	$274,672	33.2%
Adjustment for stock based compensation charges	(5,202)	(1.9)%	(5,193)	(2.1)%	(5,062)	(2.2)%	(21,005)	(2.4)%	(20,204)	(2.5)%
Adjustment for restructuring and impairment charges	(1,837)	(0.7)%	—		—	—%	(1,837)	(0.2)%	—	—%
Adjustment for charges associated with acquisitions	(337)	(0.1)%	308	0.1%	(312)	(0.1)%	1,766	0.2%	(56)	(0.1)%
NON-GAAP OPERATING EXPENSES	$71,149	26.6%	$68,558	27.3%	$66,648	28.5%	$277,301	31.0%	$254,412	30.6%

GAAP OPERATING (LOSS) INCOME	$(8,549)	(3.2)%	$18,774	7.5%	$(3,566)	(1.5)%	$(40,692)	(4.6)%	$(37,076)	(4.5)%
Adjustment for stock based compensation charges	8,424	3.1%	6,913	2.8%	7,606	3.3%	29,553	3.4%	29,225	3.6%
Adjustment for restructuring and impairment charges	27,120	10.1%	—	—%	—	—%	27,120	3.0%	1,763	0.2%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	2,018	0.9%	—	—%	2,018	0.2%
Adjustment for charges associated with acquisitions	1,440	0.6%	964	0.3%	1,438	0.5%	3,019	0.3%	4,587	0.6%
NON-GAAP OPERATING INCOME	$28,435	10.6%	$26,651	10.6%	$7,496	3.2%	$19,000	2.1%	$517	0.1%

GAAP NET (LOSS) INCOME	$(8,735)	(3.3)%	$13,561	5.4%	$(3,756)	(1.6)%	$(38,008)	(4.3)%	$(26,169)	(3.2)%
Adjustment for stock based compensation charges	8,424	3.2%	6,913	2.8%	7,606	3.3%	29,553	3.4%	29,225	3.6%
Adjustment for restructuring and impairment charges	27,120	10.1%	—	—%	—	—%	27,120	3.0%	1,763	0.2%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	—	—%	2,018	0.9%	—	—%	2,018	0.2%
Adjustment for recovery of investment	—	—%	—	—%	—	—%	(421)	(0.1)%	(6,957)	(0.9)%
Adjustment for non-cash tax (benefit) expense	(2,178)	(0.8)%	4,482	1.8%	(1,196)	(0.5)%	(8,421)	(0.9)%	(6,801)	(0.8)%
Adjustment for charges associated with acquisitions	1,721	0.6%	1,351	0.5%	1,540	0.6%	4,662	0.5%	4,715	0.6%
NON-GAAP NET INCOME (LOSS)	$26,352	9.8%	$26,307	10.5%	$6,212	2.7%	$14,485	1.6%	$(2,206)	(0.3)%

GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.05)	$0.08	$(0.02)	$(0.24)	$(0.16)
Adjustment for stock based compensation charges	0.05	0.04	0.05	0.18	0.18
Adjustment for restructuring and impairment charges	0.16	—	—	0.17	0.01
Adjustment for accelerated depreciation of certain machinery and equipment	—	—	0.01	—	0.01
Adjustment for recovery of investment	—	—	0.00	—	(0.04)
Adjustment for non-cash tax (benefit) expense	(0.01)	0.03	(0.01)	(0.05)	(0.04)
Adjustment for charges associated with acquisitions	0.01	0.01	0.01	0.03	0.03
NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.16	$0.16	$0.04	$0.09	$(0.01)

Our earnings release contains forward looking estimates of non-GAAP diluted (loss) earnings per share for the first quarter of 2014 and the full year 2014. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP diluted (loss) earnings per share to non-GAAP diluted (loss) earnings per share for Q1 2014 and the full year 2014 based on the mid-point of guidance.

	Q1 2014	2014
Forward Looking GAAP (Loss) Earnings per Share	$(0.13)	$0.15
Adjustment for stock based compensation charges	0.05	0.19
Adjustment for non-cash tax (benefit) expense	(0.07)	0.12
Adjustment for charges associated with acquisitions	0.01	0.03
Forward Looking non-GAAP Diluted (Loss) Earnings per Share	$(0.14)	$0.49